UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
 _______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2025
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THE COOPER COMPANIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-08597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583
(Address of principal executive offices, including Zip Code)
(925) 460-3600
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	COO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, Brian G. Andrews, Executive Vice President, Chief Financial Officer and Treasurer of The Cooper Companies, Inc. (the “Company”), assumed the role of principal accounting officer of the Company from Agostino Ricupati, who will continue in the role of the Company’s Senior Vice President, Tax.

Mr. Andrews has served as the Company’s Executive Vice President since 2020 and Chief Financial Officer and Treasurer since 2018. Additional biographical information regarding Mr. Andrews is included in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on February 19, 2025.

There are no arrangements or understandings between Mr. Andrews and any other persons pursuant to which he assumed the additional responsibilities of principal accounting officer. Additionally, there are no family relationships or transactions involving the Company and Mr. Andrews that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. No changes were made to Mr. Andrews’ compensation in connection with his assumption of the additional responsibilities of principal accounting officer.

ITEM 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    THE COOPER COMPANIES, INC.

    By:     /s/ Daniel G. McBride
        Daniel G. McBride
    Executive Vice President, Chief Operating
Officer, General Counsel & Secretary

Dated: December 12, 2025